The depositor has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change.  The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities.  This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

LEHMAN BROTHERS

MORTGAGE BACKED SECURITIES

$646,372,000 (Approximate)

STRUCTURED ASSET SECURITIES CORPORATION

SERIES 2006-S2

SENIOR/SUBORDINATE CERTIFICATES

BACKED BY 2ND LIEN MORTGAGES

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change.  The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities.  This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued.  In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance.  As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials.  Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials.  If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery.  However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

To 5% Call
			Est.	Payment	Initial		Legal	Expected
	Approximate	Coupon/	WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(S&P/Moody’s/Fitch)
A1(4)	295,297,000	1M LIBOR	0.78	1-19	40.00%	TBD	6/25/2036	AAA/Aaa/AAA
A2(4)	98,432,000	5.75%	1.91	19-28	40.00%	N/A	6/25/2036	AAA/Aaa/AAA
A-IO(4) (5)	Notional	9.00%	N/A	N/A	N/A	N/A	8/25/2007	AAA/Aaa/AAA
M1	106,635,000	1M LIBOR	3.86	28-70	23.75%	TBD	6/25/2036	AA+/Aa1/AA+
M2	34,779,000	6.00%	6.80	70-85	18.45%	N/A	6/25/2036	AA/Aa2/AA
M3	13,781,000	1M LIBOR	4.03	33-85	16.35%	TBD	6/25/2036	AA-/Aa3/AA-
M4	17,390,000	1M LIBOR	4.00	32-85	13.70%	TBD	6/25/2036	A+/A1/A+
M5	14,765,000	1M LIBOR	3.97	31-85	11.45%	TBD	6/25/2036	A/A2/A
M6	9,187,000	1M LIBOR	3.97	31-85	10.05%	TBD	6/25/2036	A-/A3/A-
M7	8,859,000	1M LIBOR	3.95	30-85	8.70%	TBD	6/25/2036	BBB+/Baa1/BBB+
M8	6,562,000	1M LIBOR	3.94	30-85	7.70%	TBD	6/25/2036	BBB/Baa2/BBB
M9	6,562,000	1M LIBOR	3.94	30-85	6.70%	TBD	6/25/2036	BBB-/Baa3/BBB-
B1	5,250,000	1M LIBOR	3.94	30-85	5.90%	TBD	6/25/2036	BBB-/Ba1/BBB-
B2	6,890,000	1M LIBOR	3.93	29-85	4.85%	TBD	6/25/2036	BB+/Ba2/BB+
B3	10,499,000	6.00%	3.86	29-84	3.25%	N/A	6/25/2036	BB+/NR/BB+
B4	11,484,000	6.00%	3.64	29-73	1.50%	N/A	6/25/2036	BB/NR/NR

To Maturity
			Est.	Payment	Initial		Legal	Expected
	Approximate	Coupon/	WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(S&P/Moody’s/Fitch)
A1(4)	295,297,000	1M LIBOR	0.78	1-19	40.00%	TBD	6/25/2036	AAA/Aaa/AAA
A2(4)	98,432,000	5.75%	1.91	19-28	40.00%	N/A	6/25/2036	AAA/Aaa/AAA
A-IO(4) (5)	Notional	9.00%	N/A	N/A	N/A	N/A	8/25/2007	AAA/Aaa/AAA
M1	106,635,000	1M LIBOR	3.86	28-70	23.75%	TBD	6/25/2036	AA+/Aa1/AA+
M2	34,779,000	6.00%	7.91	70-147	18.45%	N/A	6/25/2036	AA/Aa2/AA
M3	13,781,000	1M LIBOR	4.18	33-120	16.35%	TBD	6/25/2036	AA-/Aa3/AA-
M4	17,390,000	1M LIBOR	4.14	32-117	13.70%	TBD	6/25/2036	A+/A1/A+
M5	14,765,000	1M LIBOR	4.11	31-112	11.45%	TBD	6/25/2036	A/A2/A
M6	9,187,000	1M LIBOR	4.08	31-107	10.05%	TBD	6/25/2036	A-/A3/A-
M7	8,859,000	1M LIBOR	4.05	30-103	8.70%	TBD	6/25/2036	BBB+/Baa1/BBB+
M8	6,562,000	1M LIBOR	4.03	30-99	7.70%	TBD	6/25/2036	BBB/Baa2/BBB
M9	6,562,000	1M LIBOR	4.01	30-96	6.70%	TBD	6/25/2036	BBB-/Baa3/BBB-
B1	5,250,000	1M LIBOR	3.98	30-92	5.90%	TBD	6/25/2036	BBB-/Ba1/BBB-
B2	6,890,000	1M LIBOR	3.94	29-89	4.85%	TBD	6/25/2036	BB+/Ba2/BB+
B3	10,499,000	6.00%	3.86	29-84	3.25%	N/A	6/25/2036	BB+/NR/BB+
B4	11,484,000	6.00%	3.64	29-73	1.50%	N/A	6/25/2036	BB/NR/NR

(1)

Subject to a permitted variance of + 5% in the aggregate.

(2)

The Certificates will be priced assuming 100% of the Prepayment Assumption.  100% of the Prepayment Assumption assumes a speed of 20% CPR for the first month in the life of the mortgage loan, linearly increasing to 35% CPR in month 12 and remaining constant thereafter.

(3)

The initial credit enhancement includes overcollateralization of approximately 1.50%.

(4)

The Class A1, Class A2 and Class A-IO Certificates are the Senior Certificates.

(5)

The Class A-IO Certificates will be a Senior Interest-Only Certificate and will receive interest payments for the first 15 distribution dates.

* Classes that are shaded will not be offered pursuant to this term sheet.

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision.  Before you invest, you should read the prospectus dated April 3, 2006 (this may be obtained on Lehman Brother’s web site http://www.lehman.com/pub/sasco)  conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  See the information in the legend below to learn how to get these documents.

Risk Factors

The Class A1, A2, A-IO, M1, M3, M4, M5, M6, M7, M8 and M9 Certificates (the “Offered Certificates”) will be subject to certain risks.  You should carefully consider the information provided under “Risk Factors” in the prospectus dated April 3, 2006.

Principal Payment Priority

On the business day before each Distribution Date, principal in the amount of any Net Swap Payment or swap termination payment due to the Swap Counterparty and remaining unpaid (after application of interest received or advanced for this purpose on such Distribution Date), will be deposited into the Swap Account and paid as described in the Swap Account Payment Priority.  Any funds remaining will be paid on each Distribution Date in the following order of priority:

I.

Prior to the Stepdown Date, or whenever a Trigger Event is in effect, the principal distribution amount will be distributed as follows:

1)

All principal will be paid to the Class A1 and A2 Certificates, sequentially and in that order, until reduced to zero; and

2)

All remaining principal will be allocated to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2, B3 and B4 Certificates (the “Subordinate Certificates”), sequentially and in that order, until reduced to zero.

II.

On or after the Stepdown Date and as long as a Trigger Event is not in effect, the principal distribution amount will be distributed as follows:

1)

To the Class M1 and M2 Certificates, sequentially and in that order, until the Credit Enhancement behind each class is equal to two times the Class M2 initial enhancement percentage; and

2)

To the Class M3, M4, M5, M6, M7, M8, M9, B1, B2, B3 and B4 Certificates, sequentially and in that order, until the Credit Enhancement behind each class is equal to two times the related initial enhancement percentage.

The “Stepdown Date” is the Distribution Date following the Distribution Date on which the aggregate Class Principal Amount of the Class A1 and Class A2 Certificates has been reduced to zero.

The “Overcollateralization Amount” with respect to any Distribution Date is equal to the excess of (x) the current collateral balance over (y) the aggregate certificate principal balance after giving effect to distributions on such Distribution Date.

Interest Payment Priority

The “Interest Rate” for the Class A1, M1, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates (the “LIBOR Certificates”) will be equal to the lesser of (i) one-month LIBOR plus their respective margins and (ii) the Net Funds Cap (as defined herein).  Interest for the LIBOR Certificates will be calculated on an actual/360 basis.

The “Interest Rate” for the Class A-IO Certificates will, for each Accrual Period through the Accrual Period pertaining to the 15th Distribution Date, be an annual rate equal to the lesser of (i) 9.00% and (ii) the Class A-IO Net Funds Cap (as defined herein).  Interest for the Class A-IO Certificates will be calculated on a 30/360 basis.  Interest will accrue on the Class A-IO Certificates based upon their Class Notional Amounts, as defined herein.  Following the Accrual Period pertaining to the 15th Distribution Date, the Class A-IO Certificates will no longer accrue interest and will not be entitled to distributions.

The “Interest Rate” for the Class A2, M2, B3 and B4 Certificates (the “Fixed Rate Certificates”) will initially be equal to the lesser of (i) the stated fixed rate and (ii) the Net Funds Cap.  Interest for the Fixed Rate Certificates will be calculated on a 30/360 basis.

The “Accrual Period” for the LIBOR Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on May 25, 2006, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.  The “Accrual Period” for the Fixed Rate Certificates and the Class A-IO Certificates for each Distribution Date will be the calendar month preceding the related Distribution Date.

Interest received or advanced on each Distribution Date will be allocated in the following priority:

(1)

To pay the Servicing Fee;

(2)

To deposit into the Swap Account (as defined below) any Net Swap Payment (as defined below) or any swap termination payment owed to the Swap Counterparty pursuant to the swap agreement;

(3)

To pay Current Interest and Carryforward Interest to the Class A1, A2 and A-IO Certificates (the “Senior Certificates”) on a pro rata basis;

(4)

To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2, B3 and B4 Certificates, sequentially and in that order;

(5)

To pay the Credit Risk Manager Fee;

(6)

To pay to the Trustee, previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the Trust Agreement;

(7)

Any interest remaining after the application of (1) through (6) above will be deemed excess interest for such Distribution Date and will be distributed as principal, according to the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target;

(8)

To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2, B3 and B4 Certificates any Deferred Amounts;

(9)

To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

(10)

To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1, B2, B3 and B4 Certificates any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts; and

(11)

To pay remaining amounts to certain classes of Certificates not offered hereby.

Interest Rate Swap Agreement

The 59-month Interest Rate Swap Agreement (the “Swap Agreement”) will obligate the Trust to pay a predetermined annual rate (as shown below) on the swap notional amount in each period. The Trust will receive payments equal to an annual rate of one-month LIBOR on the swap notional amount for each period over the life of the Swap Agreement.  Payments on both legs of the swap are calculated on an actual/360 basis.  The payments will be netted against each other each month (the “Net Swap Payment”) and will be deposited into an account (the “Swap Account”).

Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)	Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)
1	0	0.00	31	75,368,000	5.85
2	497,667,000	5.85	32	70,057,000	5.85
3	475,129,000	5.85	33	65,090,000	5.85
4	453,390,000	5.85	34	60,444,000	5.85
5	432,425,000	5.85	35	56,099,000	5.85
6	412,205,000	5.85	36	52,034,000	5.85
7	392,703,000	5.85	37	48,235,000	5.85
8	373,893,000	5.85	38	44,680,000	5.85
9	355,751,000	5.85	39	41,357,000	5.85
10	338,256,000	5.85	40	38,248,000	5.85
11	318,346,000	5.85	41	35,341,000	5.85
12	299,272,000	5.85	42	32,623,000	5.85
13	279,328,000	5.85	43	30,080,000	5.85
14	255,903,000	5.85	44	27,703,000	5.85
15	233,802,000	5.85	45	25,480,000	5.85
16	225,738,000	5.85	46	23,399,000	5.85
17	225,738,000	5.85	47	21,454,000	5.85
18	225,738,000	5.85	48	19,637,000	5.85
19	225,738,000	5.85	49	17,936,000	5.85
20	225,738,000	5.85	50	16,345,000	5.85
21	223,498,000	5.85	51	14,858,000	5.85
22	208,783,000	5.85	52	13,467,000	5.85
23	176,673,000	5.85	53	12,167,000	5.85
24	150,406,000	5.85	54	10,950,000	5.85
25	130,642,000	5.85	55	9,813,000	5.85
26	115,616,000	5.85	56	8,748,000	5.85
27	103,903,000	5.85	57	7,754,000	5.85
28	94,601,000	5.85	58	6,825,000	5.85
29	87,120,000	5.85	59	5,955,000	5.85
30	81,048,000	5.85	60	5,141,000	5.85

Swap Account Payment Priority

All payments due under the Swap Agreement and any swap termination payment pursuant to the Swap Agreement will be deposited into the Swap Account, and allocated in the following order of priority after making payments described under “Interest Payment Priority” above:

(1)

To pay any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement;

(2)

To pay any swap termination payment to the Swap Counterparty, to the extent the termination is not due to a default on the part of the Swap Counterparty;

(3)

To pay Current Interest and Carryforward Interest to the Senior Certificates, on a pro rata basis, to the extent unpaid;

(4)

To pay Current Interest and Carryforward Interest to the Class M1, M3, M4, M5, M6, M7, M8, M9, B1, B2, B3 and B4 Certificates, sequentially and in that order, to the extent unpaid;

(5)

To be paid as principal, in accordance with the principal payment priorities in effect for such Distribution Date, as needed to maintain the Overcollateralization Target*;

(6)

To pay sequentially to the Class M1, M3, M4, M5, M6, M7, M8, M9, B1, B2, B3 and B4 Certificates any Deferred Amounts, to the extent unpaid*;

(7)

To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(8)

To pay sequentially to the Class M1, M3, M4, M5, M6, M7, M8, M9, B1, B2, B3 and B4 Certificates any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(9)

To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty;

(10)

To pay remaining amounts to certain classes of Certificates not offered hereby.

* Amounts paid under steps (5) and (6) of the Swap Account Payment Priority must be limited to Cumulative Realized Losses.

A Swap Counterparty shall have (a) either (i) the unsecured, short-term debt obligations rated at least “A-1” by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations rated at least “A+” by S&P, (b) either (i) the unsecured, long-term senior debt obligations rated at least “A1” by Moody’s (and if rated “A1” by Moody’s, such rating is not on watch for possible downgrade to below “A1”) and the unsecured, short-term debt obligations rated at least “P-1” by Moody’s (and if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such counterparty does not have a short-term debt rating from Moody’s, the unsecured, long-term senior debt obligations rated at least “Aa3” by Moody’s (and if rated “Aa3” by Moody’s, such rating is not on watch for possible downgrade to below “Aa3”), and (c) either (i) the unsecured, long-term senior debt obligations are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations are rated at least “F1” by Fitch.

Class A-IO Notional Amounts

The Class A-IO Certificates will have a notional amount (the “Class A-IO Notional Amount”) equal to the lesser of the beginning period collateral balance and the following schedule:

On and after the 16th Distribution Date, the Class A-IO Notional Amount will be zero.

Carryforward Interest

“Carryforward Interest” for each Class of Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate.

Current Interest

 “Current Interest” for any Class of Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of that Class.

Net Funds Cap

The “Class A-IO Net Funds Cap” for each Distribution Date and the Class A-IO Certificates shall be an annual rate equal to the quotient of (i) the product of (a) the Optimal Interest Remittance Amount (as defined below) and (b) 12, and (ii) the Class A-IO Notional Amount for such Distribution Date.

The “Net Funds Cap” for all Classes of Certificates other than the Class A-IO Certificates and any Distribution Date shall be an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (i) the Optimal Interest

Remittance Amount for such Distribution Date over (ii) the interest, if any, accrued on the Class A-IO Certificates for the related Accrual Period, and (2) 12, and the denominator of which is the collateral balance as of the first day of the related Collection Period, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period; provided, however, that with respect to the Fixed Rate Certificates, clause (b) above will be equal to 1.

The “Optimal Interest Remittance Amount” with respect to each Distribution Date will be equal to the amount, if any, by which (1) the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans, as of the first day of the related Collection Period divided by (y) 12 and (B) the collateral balance as of the first day of the related Collection Period exceeds (2) any Net Swap Payment or swap termination payment due to the Swap Counterparty.

The “Net Mortgage Rate” with respect to any mortgage loan will be the Mortgage Rate thereof reduced by the Servicing Fee Rate.

Origination and Servicing

All of the Mortgage Loans were originated by Lehman Brothers Bank (Aurora) and, as of the cut-off date, are serviced by Aurora.  It is expected that all of the Mortgage Loans will be transferred for servicing to HomEq, Ocwen or GMAC on or about July 1, 2006.

Credit Risk Manager

Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company (“Clayton”) will act as a credit risk manager on behalf of the trust fund.  Clayton’s primary function will be to monitor and advise the servicers with respect to default management, and reporting for the benefit of the trust fund. The following summarizes some of Clayton’s monthly activities:

•

Monitoring of all loans that are 60 or more days delinquent to ensure all foreclosure timelines are met or forbearance plans are established.

•

Review of the prepayment premium collections by the servicers.

Basis Risk Shortfall

With respect to each Distribution Date, to the extent that (a) the amount of interest payable to a Class, as calculated without regard to the Net Funds Cap or the Class A-IO Net Funds Cap, as applicable, exceeds (b) the amount calculated under its Net Funds Cap or the Class A-IO Net Funds Cap, as applicable, (such excess, a “Basis Risk Shortfall”), that Class will be entitled to the amount of such Basis Risk Shortfall and Unpaid Basis Risk Shortfall, plus interest thereon at the applicable Interest Rate, before the Class X, Class LT-R and Class R Certificates are entitled to any distributions.  The “Unpaid Basis Risk Shortfall” for any Class of Certificates on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such Class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, less all payments made with respect to such Class in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

Losses

Losses will be incurred when the principal balance of a liquidated mortgage loan is greater than the net liquidation proceeds.  Losses will also be incurred when mortgage loans are charged-off by the related servicer, which will occur when a mortgage loan becomes delinquent for a period of 180 days or more and such mortgage loan is not in foreclosure, has not become REO property or is not otherwise involved in any loss mitigation activities.  At such time, the charged-off mortgage loan’s outstanding principal balance will become a realized loss.  In addition, if a mortgage loan becomes delinquent for a period of (i) 210 days or more or (ii) an additional 30 days or more delinquent after becoming a charged-off mortgage loan, the mortgage loan will be released from the trust fund. Losses are allocated in the following order: excess spread, overcollateralization, the Class B Certificates in inverse order of priority and the Class M Certificates in inverse order of priority.  The allocation of losses to a class will result in a writedown of its principal amount and is referred to as an “Applied Loss Amount”. The balance of the Class A1 and A2 Certificates will not be reduced by allocation of Applied Loss Amounts.

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the “Deferred Amount” for each Class of Subordinate Certificates will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Class Principal Amount of such class has been increased due to Subsequent Recoveries.

A “Subsequent Recovery” is an amount recovered with respect to a mortgage loan after it has been liquidated and the loss has been passed through to the trust fund.  Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes.  Funds related to Subsequent Recoveries will be included in the principal remittance amount for the related Distribution Date.

5% Optional Redemption

The transaction can be called by the Master Servicer, Aurora Loan Services (an affiliate of Lehman Brothers), on any Distribution Date following the month in which the current collateral balance of the loans is reduced to less than 5% of the Cut-Off Date collateral balance.  If the optional redemption is not exercised on the first Distribution Date on which it is able to be exercised, beginning with the following Distribution Date, the margins on the Class A1 Certificates will double, the margins on the Class M1, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates will increase to 1.5 times their initial margins and the Class A2, M2, B3 and B4 Certificates will increase to the applicable stated fixed rate plus 0.50%.

Credit Enhancement

Subordination

The Senior Certificates will have limited protection by means of the subordination of the Subordinate Certificates.  The Senior Certificates will have the preferential right to receive interest due to them and principal available for distribution (in the case of Classes A1 and A2) over Classes having a lower priority of distribution.  Each Class of Class M Certificates will be senior to all other Classes of Class M Certificates with a higher numerical designation and the Class B Certificates.  Each Class of Class B Certificates will be senior to all other Classes of Class B Certificates with a higher numerical designation.  If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate mortgage loan balance, the Class M and Class B Certificates will be reduced by the Applied Loss Amount in the following order: to the Class B Certificates in inverse order of priority, until all of the Class B Certificates are reduced to zero and then to the Class M Certificates in inverse order of priority, until all of the Class M Certificates have been reduced to zero.

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate mortgage loan balance exceeds the aggregate certificate balance (Overcollateralization or “OC”).  Excess interest will be used to achieve or maintain the OC Target.

The “Overcollateralization Target” with respect to any Distribution Date prior to the Stepdown Date is equal to approximately 1.50% of the Cut-Off Date collateral balance. The Overcollateralization Target with respect to any Distribution Date on or after the Stepdown Date and for which a Trigger Event is not in effect is equal to the greater of (i) the lesser of (a) approximately 1.50% of the Cut-Off Date collateral balance and (b) approximately 3.00% of the current collateral balance, after giving effect to distributions on that Distribution Date, and (ii) approximately 0.50% of the Cut-Off Date collateral balance.  For any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the Overcollateralization Target will be equal to the Overcollateralization Target for the immediately preceding Distribution Date.

Trigger Events

A “Trigger Event” will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds 10.00% of the Senior Enhancement Percentage for that Distribution Date, or if the Cumulative Realized Losses exceed:

Distribution Date

Loss Percentage

June 2008 to May 2009

1.90% for the first month, plus an additional 1/12th of

2.40% for each month thereafter

June 2009 to May 2010

4.30% for the first month, plus an additional 1/12th of

2.35% for each month thereafter

June 2010 to May 2011

6.65% for the first month, plus an additional 1/12th of

1.90% for each month thereafter

June 2011 to May 2012

8.55% for the first month, plus an additional 1/12th of

0.70% for each month thereafter

June 2012 and thereafter

9.25%

The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The “Delinquency Rate” for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate mortgage loan balance as of the close of business on the last day of such month.

“Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative realized losses incurred on the Mortgage Loans from the Cut-Off Date through the last day of the related Collection Period by (y) the Cut-Off Date collateral balance.

The “Senior Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Class M Certificates, the Class B Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate mortgage loan balance, after giving effect to distributions on that Distribution Date.

Lehman Brothers Contacts

MBS Trading	Matt Miller	(212) 526-8315
	Rishi Bansal	(212) 526-8315
	Alar Randmere	(212) 526-8315
	Sumit Chhabra	(212) 526-8315
	Alok Sharma	(212) 526-8315
	David Wong	(212) 526-8315
	Anish Kumar	(212) 526-8315
	Domenic Tripodi	(212) 526-8315
	Namit Sinha	(212) 526-8315
	Tyler Peters	(212) 526-8315

Syndicate	Kevin White	(212) 526-9519
	Dan Covello	(212) 526-9519
	Paul Tedeschi	(212) 526-9519
	Pat Quinn	(212) 526-9519

MBS Banking	Ellen Kiernan	(212) 526-4279
	Angel Lau	(212) 526-9245
	Christina Barretto	(212) 526-2185
	Caroline Yao	(212) 526-6527
	Patrick Fruzzetti	(212) 526-2693
	Emma Kouzmina	(212) 526-0524

Rating Agency Contacts

S&P	Julia Clements	(212) 438-7647
Moody’s	Wioletta Frankowicz	(212) 553-1019
Fitch	Lori Samuels	(212) 908-0264

Summary of Terms
Issuing Entity:	Structured Asset Securities Corporation Mortgage Loan Trust 2006-S2
Depositor:	Structured Asset Securities Corporation
Trustee:	Citibank, N.A.
Master Servicer:	Aurora Loan Services LLC
Credit Risk Manager:	Clayton Fixed Income Services Inc.
Swap Counterparty:	[TBD]
Cap Counterparty:	[TBD]
Underwriter:	Lehman Brothers Inc.
Distribution Date:	25th of each month, or the next succeeding Business Day Actual first Distribution Date: June 26, 2006
Cut-Off Date:	May 1, 2006
Pricing Date:	Week of May 22, 2006
Closing Date:	May 26, 2006
Settlement Date:	May 26, 2006 through DTC, Euroclear or Clearstream
Delay Days:	0 days on the LIBOR Certificates 24 days on the Fixed Rate and the Class A-IO Certificates
Dated Date:	May 25, 2006 for the LIBOR Certificates May 1, 2006 for the Fixed Rate and the Class A-IO Certificates
Day Count:	Actual/360 for the LIBOR Certificates 30/360 for the Fixed Rate Certificates and the Class A-IO Certificates
Collection Period:	2nd day of prior month through 1st day of month of such distribution
Servicing Fee Rate:	0.50% per annum based on the outstanding mortgage loan principal balance
Credit Risk Manager Fee:	[0.009]% per annum based on the outstanding mortgage loan principal balance
Clearing/Registration:	Book-entry through DTC and Euroclear
Denomination:

Minimum $25,000; increments of $1 in excess thereof for the Class A Certificates; provided that with respect to initial European investors only, the Class A Certificates will be sold in minimum total investment amounts of $100,000.  Minimum $100,000; increments of $1 in excess thereof for the Class M and Class B Certificates.

SMMEA Eligibility:	None of the certificates are expected to be SMMEA eligible
ERISA Eligibility:	The Offered Certificates are expected to be ERISA eligible provided that, until the interest rate swap agreement is terminated, ERISA eligibility is subject to certain investor-based qualifications.
Tax Status:	REMIC for Federal income tax purposes

Sensitivity Analysis – To 5% Call

% PPA (1)	50%	75%	100%	125%	200%

Class A1
Avg. Life (yrs)	1.53	1.04	0.78	0.63	0.39
Window (mos)	1-38	1-25	1-19	1-15	1-9
Expected Final Mat.	7/25/2009	6/25/2008	12/25/2007	8/25/2007	2/25/2007

Class A2
Avg. Life (yrs)	3.96	2.60	1.91	1.49	0.86
Window (mos)	38-58	25-38	19-28	15-21	9-12
Expected Final Mat.	3/25/2011	7/25/2009	9/25/2008	2/25/2008	5/25/2007

Class M1
Avg. Life (yrs)	8.22	5.36	3.86	2.98	1.56
Window (mos)	58-149	38-98	28-70	21-54	12-27
Expected Final Mat.	10/25/2018	7/25/2014	3/25/2012	11/25/2010	8/25/2008

Class M2
Avg. Life (yrs)	14.27	9.44	6.80	5.19	2.69
Window (mos)	149-178	98-118	70-85	54-65	27-34
Expected Final Mat.	3/25/2021	3/25/2016	6/25/2013	10/25/2011	3/25/2009

Class M3
Avg. Life (yrs)	8.44	5.54	4.03	3.06	1.63
Window (mos)	67-178	44-118	33-85	24-65	14-34
Expected Final Mat.	3/25/2021	3/25/2016	6/25/2013	10/25/2011	3/25/2009

Class M4
Avg. Life (yrs)	8.39	5.51	4.00	3.04	1.63
Window (mos)	65-178	43-118	32-85	24-65	14-34
Expected Final Mat.	3/25/2021	3/25/2016	6/25/2013	10/25/2011	3/25/2009

Class M5
Avg. Life (yrs)	8.35	5.48	3.97	3.02	1.63
Window (mos)	63-178	42-118	31-85	23-65	13-34
Expected Final Mat.	3/25/2021	3/25/2016	6/25/2013	10/25/2011	3/25/2009

Class M6
Avg. Life (yrs)	8.32	5.46	3.97	3.02	1.61
Window (mos)	63-177	41-118	31-85	23-65	13-34
Expected Final Mat.	2/25/2021	3/25/2016	6/25/2013	10/25/2011	3/25/2009

Class M7
Avg. Life (yrs)	8.30	5.45	3.95	3.02	1.61
Window (mos)	62-177	41-118	30-85	23-65	13-34
Expected Final Mat.	2/25/2021	3/25/2016	6/25/2013	10/25/2011	3/25/2009

(1)

Assumes 100% of the Prepayment Assumption as defined on page 3.

Sensitivity Analysis – To 5% Call

% PPA (1)	50%	75%	100%	125%	200%

Class M8
Avg. Life (yrs)	8.29	5.45	3.94	3.02	1.61
Window (mos)	62-177	40-118	30-85	22-65	13-34
Expected Final Mat.	2/25/2021	3/25/2016	6/25/2013	10/25/2011	3/25/2009

Class M9
Avg. Life (yrs)	8.27	5.43	3.94	3.00	1.61
Window (mos)	61-177	40-118	30-85	22-65	13-34
Expected Final Mat.	2/25/2021	3/25/2016	6/25/2013	10/25/2011	3/25/2009

Class B1
Avg. Life (yrs)	8.27	5.43	3.94	3.00	1.61
Window (mos)	61-177	40-118	30-85	22-65	13-34
Expected Final Mat.	2/25/2021	3/25/2016	6/25/2013	10/25/2011	3/25/2009

Class B2
Avg. Life (yrs)	8.26	5.42	3.93	3.00	1.60
Window (mos)	60-177	40-118	29-85	22-65	13-34
Expected Final Mat.	2/25/2021	3/25/2016	6/25/2013	10/25/2011	3/25/2009

Class B3
Avg. Life (yrs)	8.14	5.33	3.86	2.95	1.57
Window (mos)	60-176	39-116	29-84	22-64	13-32
Expected Final Mat.	1/25/2021	1/25/2016	5/25/2013	9/25/2011	1/25/2009

Class B4
Avg. Life (yrs)	7.68	5.02	3.64	2.78	1.50
Window (mos)	59-154	39-101	29-73	22-55	13-28
Expected Final Mat.	3/25/2019	10/25/2014	6/25/2012	12/25/2010	9/25/2008

(1)

Assumes 100% of the Prepayment Assumption as defined on page 3.

Sensitivity Analysis – To 5% Call

% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	1.22	0.96	0.78	0.66	0.56
Window (mos)	1-32	1-25	1-20	1-17	1-14
Expected Final Mat.	1/25/2009	6/25/2008	1/25/2008	10/25/2007	7/25/2007

Class A2
Avg. Life (yrs)	3.32	2.60	2.11	1.76	1.49
Window (mos)	32-49	25-38	20-31	17-26	14-22
Expected Final Mat.	6/25/2010	7/25/2009	12/25/2008	7/25/2008	3/25/2008

Class M1
Avg. Life (yrs)	7.03	5.52	4.48	3.72	3.15
Window (mos)	49-129	38-101	31-82	26-69	22-58
Expected Final Mat.	2/25/2017	10/25/2014	3/25/2013	2/25/2012	3/25/2011

Class M2
Avg. Life (yrs)	12.42	9.83	7.99	6.69	5.66
Window (mos)	129-155	101-123	82-100	69-84	58-71
Expected Final Mat.	4/25/2019	8/25/2016	9/25/2014	5/25/2013	4/25/2012

Class M3
Avg. Life (yrs)	7.25	5.68	4.63	3.87	3.28
Window (mos)	57-155	44-123	36-100	31-84	26-71
Expected Final Mat.	4/25/2019	8/25/2016	9/25/2014	5/25/2013	4/25/2012

Class M4
Avg. Life (yrs)	7.20	5.65	4.60	3.85	3.26
Window (mos)	55-155	43-123	35-100	30-84	25-71
Expected Final Mat.	4/25/2019	8/25/2016	9/25/2014	5/25/2013	4/25/2012

Class M5
Avg. Life (yrs)	7.17	5.62	4.58	3.82	3.24
Window (mos)	54-155	42-123	34-100	29-84	25-71
Expected Final Mat.	4/25/2019	8/25/2016	9/25/2014	5/25/2013	4/25/2012

Class M6
Avg. Life (yrs)	7.14	5.61	4.56	3.82	3.23
Window (mos)	53-155	41-123	34-100	29-84	24-71
Expected Final Mat.	4/25/2019	8/25/2016	9/25/2014	5/25/2013	4/25/2012

Class M7
Avg. Life (yrs)	7.13	5.60	4.56	3.80	3.22
Window (mos)	53-155	41-123	33-100	28-84	24-71
Expected Final Mat.	4/25/2019	8/25/2016	9/25/2014	5/25/2013	4/25/2012

Sensitivity Analysis – To 5% Call

% CPR	20%	25%	30%	35%	40%

Class M8
Avg. Life (yrs)	7.11	5.60	4.54	3.80	3.22
Window (mos)	52-155	41-123	33-100	28-84	24-71
Expected Final Mat.	4/25/2019	8/25/2016	9/25/2014	5/25/2013	4/25/2012

Class M9
Avg. Life (yrs)	7.11	5.58	4.54	3.80	3.22
Window (mos)	52-155	40-123	33-100	28-84	24-71
Expected Final Mat.	4/25/2019	8/25/2016	9/25/2014	5/25/2013	4/25/2012

Class B1
Avg. Life (yrs)	7.11	5.57	4.54	3.80	3.21
Window (mos)	51-155	40-123	33-100	28-84	23-71
Expected Final Mat.	4/25/2019	8/25/2016	9/25/2014	5/25/2013	4/25/2012

Class B2
Avg. Life (yrs)	7.09	5.57	4.54	3.78	3.20
Window (mos)	51-155	40-123	32-100	27-84	23-71
Expected Final Mat.	4/25/2019	8/25/2016	9/25/2014	5/25/2013	4/25/2012

Class B3
Avg. Life (yrs)	6.98	5.47	4.45	3.71	3.14
Window (mos)	50-153	39-121	32-98	27-82	23-69
Expected Final Mat.	2/25/2019	6/25/2016	7/25/2014	3/25/2013	2/25/2012

Class B4
Avg. Life (yrs)	6.56	5.14	4.18	3.49	2.96
Window (mos)	50-133	39-105	32-85	27-71	23-60
Expected Final Mat.	6/25/2017	2/25/2015	6/25/2013	4/25/2012	5/25/2011

Sensitivity Analysis – To Maturity

% PPA (1)	50%	75%	100%	125%	200%

Class A1
Avg. Life (yrs)	1.53	1.04	0.78	0.63	0.39
Window (mos)	1-38	1-25	1-19	1-15	1-9
Expected Final Mat.	7/25/2009	6/25/2008	12/25/2007	8/25/2007	2/25/2007

Class A2
Avg. Life (yrs)	3.96	2.60	1.91	1.49	0.86
Window (mos)	38-58	25-38	19-28	15-21	9-12
Expected Final Mat.	3/25/2011	7/25/2009	9/25/2008	2/25/2008	5/25/2007

Class M1
Avg. Life (yrs)	8.22	5.36	3.86	2.98	1.56
Window (mos)	58-149	38-98	28-70	21-54	12-27
Expected Final Mat.	10/25/2018	7/25/2014	3/25/2012	11/25/2010	8/25/2008

Class M2
Avg. Life (yrs)	14.87	10.87	7.91	6.01	3.04
Window (mos)	149-248	98-177	70-147	54-111	27-55
Expected Final Mat.	1/25/2027	2/25/2021	8/25/2018	8/25/2015	12/25/2010

Class M3
Avg. Life (yrs)	8.48	5.75	4.18	3.17	1.68
Window (mos)	67-197	44-166	33-120	24-91	14-46
Expected Final Mat.	10/25/2022	3/25/2020	5/25/2016	12/25/2013	3/25/2010

Class M4
Avg. Life (yrs)	8.41	5.71	4.14	3.15	1.68
Window (mos)	65-191	43-161	32-117	24-89	14-44
Expected Final Mat.	4/25/2022	10/25/2019	2/25/2016	10/25/2013	1/25/2010

Class M5
Avg. Life (yrs)	8.35	5.66	4.11	3.12	1.67
Window (mos)	63-181	42-155	31-112	23-85	13-43
Expected Final Mat.	6/25/2021	4/25/2019	9/25/2015	6/25/2013	12/25/2009

Class M6
Avg. Life (yrs)	8.32	5.62	4.08	3.10	1.64
Window (mos)	63-177	41-148	31-107	23-81	13-41
Expected Final Mat.	2/25/2021	9/25/2018	4/25/2015	2/25/2013	10/25/2009

Class M7
Avg. Life (yrs)	8.30	5.59	4.05	3.09	1.63
Window (mos)	62-177	41-143	30-103	23-79	13-40
Expected Final Mat.	2/25/2021	4/25/2018	12/25/2014	12/25/2012	9/25/2009

(1)

Assumes 100% of the Prepayment Assumption as defined on page 3.

Sensitivity Analysis – To Maturity

% PPA (1)	50%	75%	100%	125%	200%

Class M8
Avg. Life (yrs)	8.29	5.56	4.03	3.08	1.63
Window (mos)	62-177	40-138	30-99	22-76	13-38
Expected Final Mat.	2/25/2021	11/25/2017	8/25/2014	9/25/2012	7/25/2009

Class M9
Avg. Life (yrs)	8.27	5.51	4.01	3.04	1.62
Window (mos)	61-177	40-133	30-96	22-73	13-37
Expected Final Mat.	2/25/2021	6/25/2017	5/25/2014	6/25/2012	6/25/2009

Class B1
Avg. Life (yrs)	8.27	5.48	3.98	3.03	1.61
Window (mos)	61-177	40-128	30-92	22-70	13-36
Expected Final Mat.	2/25/2021	1/25/2017	1/25/2014	3/25/2012	5/25/2009

Class B2
Avg. Life (yrs)	8.26	5.44	3.94	3.00	1.60
Window (mos)	60-177	40-123	29-89	22-68	13-34
Expected Final Mat.	2/25/2021	8/25/2016	10/25/2013	1/25/2012	3/25/2009

Class B3
Avg. Life (yrs)	8.14	5.33	3.86	2.95	1.57
Window (mos)	60-176	39-116	29-84	22-64	13-32
Expected Final Mat.	1/25/2021	1/25/2016	5/25/2013	9/25/2011	1/25/2009

Class B4
Avg. Life (yrs)	7.68	5.02	3.64	2.78	1.50
Window (mos)	59-154	39-101	29-73	22-55	13-28
Expected Final Mat.	3/25/2019	10/25/2014	6/25/2012	12/25/2010	9/25/2008

(1)

Assumes 100% of the Prepayment Assumption as defined on page 3.

Sensitivity Analysis – To Maturity

% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	1.22	0.96	0.78	0.66	0.56
Window (mos)	1-32	1-25	1-20	1-17	1-14
Expected Final Mat.	1/25/2009	6/25/2008	1/25/2008	10/25/2007	7/25/2007

Class A2
Avg. Life (yrs)	3.32	2.60	2.11	1.76	1.49
Window (mos)	32-49	25-38	20-31	17-26	14-22
Expected Final Mat.	6/25/2010	7/25/2009	12/25/2008	7/25/2008	3/25/2008

Class M1
Avg. Life (yrs)	7.03	5.52	4.48	3.72	3.15
Window (mos)	49-129	38-101	31-82	26-69	22-58
Expected Final Mat.	2/25/2017	10/25/2014	3/25/2013	2/25/2012	3/25/2011

Class M2
Avg. Life (yrs)	13.49	11.24	9.31	7.76	6.57
Window (mos)	129-219	101-177	82-173	69-145	58-123
Expected Final Mat.	8/25/2024	2/25/2021	10/25/2020	6/25/2018	8/25/2016

Class M3
Avg. Life (yrs)	7.39	5.91	4.82	4.02	3.41
Window (mos)	57-177	44-173	36-141	31-118	26-100
Expected Final Mat.	2/25/2021	10/25/2020	2/25/2018	3/25/2016	9/25/2014

Class M4
Avg. Life (yrs)	7.35	5.86	4.77	3.99	3.38
Window (mos)	55-177	43-168	35-138	30-115	25-97
Expected Final Mat.	2/25/2021	5/25/2020	11/25/2017	12/25/2015	6/25/2014

Class M5
Avg. Life (yrs)	7.31	5.81	4.73	3.95	3.35
Window (mos)	54-177	42-161	34-132	29-110	25-93
Expected Final Mat.	2/25/2021	10/25/2019	5/25/2017	7/25/2015	2/25/2014

Class M6
Avg. Life (yrs)	7.29	5.78	4.70	3.93	3.32
Window (mos)	53-177	41-154	34-126	29-105	24-89
Expected Final Mat.	2/25/2021	3/25/2019	11/25/2016	2/25/2015	10/25/2013

Class M7
Avg. Life (yrs)	7.28	5.74	4.68	3.89	3.30
Window (mos)	53-177	41-149	33-122	28-102	24-86
Expected Final Mat.	2/25/2021	10/25/2018	7/25/2016	11/25/2014	7/25/2013

Sensitivity Analysis – To Maturity

% CPR	20%	25%	30%	35%	40%

Class M8
Avg. Life (yrs)	7.26	5.71	4.64	3.87	3.29
Window (mos)	52-177	41-144	33-117	28-98	24-83
Expected Final Mat.	2/25/2021	5/25/2018	2/25/2016	7/25/2014	4/25/2013

Class M9
Avg. Life (yrs)	7.23	5.67	4.62	3.85	3.27
Window (mos)	52-175	40-139	33-113	28-94	24-80
Expected Final Mat.	12/25/2020	12/25/2017	10/25/2015	3/25/2014	1/25/2013

Class B1
Avg. Life (yrs)	7.18	5.63	4.59	3.83	3.24
Window (mos)	51-169	40-133	33-109	28-91	23-77
Expected Final Mat.	6/25/2020	6/25/2017	6/25/2015	12/25/2013	10/25/2012

Class B2
Avg. Life (yrs)	7.11	5.59	4.55	3.79	3.20
Window (mos)	51-163	40-128	32-105	27-87	23-74
Expected Final Mat.	12/25/2019	1/25/2017	2/25/2015	8/25/2013	7/25/2012

Class B3
Avg. Life (yrs)	6.98	5.47	4.45	3.71	3.14
Window (mos)	50-153	39-121	32-98	27-82	23-69
Expected Final Mat.	2/25/2019	6/25/2016	7/25/2014	3/25/2013	2/25/2012

Class B4
Avg. Life (yrs)	6.56	5.14	4.18	3.49	2.96
Window (mos)	50-133	39-105	32-85	27-71	23-60
Expected Final Mat.	6/25/2017	2/25/2015	6/25/2013	4/25/2012	5/25/2011

(1)

Assumes 100% of the Prepayment Assumption as defined on page 3.

(2)

The prices do not include accrued interest.  Accrued interest has been added to the price for purposes of calculating the yield.

(3)

Assumes a price of 6.6582% plus accrued interest.

Net Funds Cap Schedule (1) (2) (3)

*The Effective Available Funds Cap is shown for the first 100 Distribution Dates.  For purposes of this calculation, it was assumed that Net Swap Payments from the Swap Agreement were available to the Senior Certificates.

Period	Net Funds Cap (%)	Period	Net Funds Cap (%)	Period	Net Funds Cap (%)
1	7.88728	35	14.27079	69	10.49888
2	19.06617	36	14.59809	70	11.22294
3	18.15333	37	13.98699	71	10.49888
4	18.33366	38	14.31139	72	10.84884
5	18.66942	39	13.71556	73	10.49887
6	17.80918	40	13.58410	74	10.84883
7	18.67167	41	13.90388	75	10.49886
8	17.84150	42	13.32926	76	10.49886
9	17.62003	43	13.64566	77	10.84882
10	19.89486	44	13.08411	78	10.49885
11	17.68612	45	12.96493	79	10.84881
12	17.97579	46	14.22413	80	10.49884
13	17.67885	47	12.73233	81	10.49884
14	17.78390	48	13.03973	82	11.62371
15	16.74019	49	12.50736	83	10.49883
16	18.10579	50	12.81044	84	10.84879
17	19.00005	51	12.28861	85	10.49882
18	18.67894	52	12.18133	86	10.84878
19	19.61428	53	12.47793	87	10.49882
20	19.29542	54	11.97046	88	10.49881
21	19.53041	55	12.26223	89	10.84877
22	20.57545	56	11.76357	90	10.49880
23	18.17643	57	11.66154	91	10.84876
24	17.85279	58	12.79924	92	10.49879
25	16.60418	59	11.45974	93	10.49879
26	16.63875	60	11.73791	94	11.62365
27	15.72082	61	10.49891	95	10.49878
28	15.42940	62	10.84887	96	10.84873
29	15.71460	63	10.49890	97	10.49877
30	15.04177	64	10.49890	98	10.84872
31	15.37590	65	10.84886	99	10.49876
32	14.72208	66	10.49889	100	10.49875
33	14.56807	67	10.84885
34	15.96242	68	10.49889

(1)

Based on one-month LIBOR of 20% for each period.

(2)

Assumes 100% of the Prepayment Assumption as defined on page 3.

(3)

Assumes no losses.

Excess Spread (1) (2) (3)

Period	Excess Spread	Period	Excess Spread
1	2.64%	31	4.98%
2	2.11%	32	4.83%
3	1.90%	33	4.83%
4	2.31%	34	5.28%
5	2.40%	35	4.84%
6	2.18%	36	4.98%
7	2.78%	37	4.84%
8	2.56%	38	4.98%
9	2.49%	39	4.84%
10	3.41%	40	4.84%
11	2.93%	41	4.98%
12	3.00%	42	4.83%
13	3.45%	43	4.97%
14	3.54%	44	4.83%
15	3.37%	45	4.83%
16	4.76%	46	5.22%
17	4.86%	47	4.83%
18	4.72%	48	4.95%
19	4.82%	49	4.82%
20	4.69%	50	4.94%
21	4.67%	51	4.82%
22	4.94%	52	4.81%
23	4.72%	53	4.94%
24	4.89%	54	4.82%
25	4.78%	55	4.94%
26	4.95%	56	4.84%
27	4.81%	57	4.84%
28	4.82%	58	5.17%
29	4.98%	59	4.86%
30	4.78%	60	4.97%

(1)

Based on a forward one-month LIBOR curve.

(2)

Assumes 100% of the Prepayment Assumption as defined on page 3.

(3)

Does not include swap payments to the Trust, reflects swap payments made by the Trust.

SASCO 2006-S2 Collateral Summary - Aggregate

Collateral information is as of the Cut-off Date.

Collateral Characteristics – Aggregate (continued)
Collateral characteristics are listed below as of the Cut-off Date

Product Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Fully Amortizing (Fixed Rate)	5,306	$261,069,498.63	39.78%	11.100%	704	96.70%	29.07%
Balloon (Fixed Rate)	8,085	395,145,918.63	60.22	11.516	702	96.55	22.48
Total:	13,391	$656,215,417.26	100.00%	11.350%	703	96.61%	25.10%

AmortizationType
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
15 Year Amortization	218	$7,414,523.22	1.13%	11.494%	700	96.01%	29.05%
20 Year Amortization	63	2,175,673.40	0.33	11.637	705	96.41	25.91
30 Year Amortization	13,110	646,625,220.64	98.54	11.348	703	96.62	25.05
Total:	13,391	$656,215,417.26	100.00%	11.350%	703	96.61%	25.10%

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
0.01 - 50,000.00	8,711	$259,692,700.90	39.57%	11.394%	708	96.18%	33.14%
50,000.01 - 100,000.00	3,719	256,823,978.91	39.14	11.268	698	97.71	23.61
100,000.01 - 150,000.00	709	84,849,256.09	12.93	11.423	698	97.35	12.41
150,000.01 - 200,000.00	164	29,184,708.90	4.45	11.713	706	94.86	13.16
200,000.01 - 250,000.00	32	7,337,964.37	1.12	11.772	719	95.20	9.56
250,000.01 - 300,000.00	28	7,940,530.35	1.21	10.808	713	87.91	13.94
300,000.01 - 350,000.00	11	3,726,838.66	0.57	11.754	713	92.13	17.38
350,000.01 - 400,000.00	17	6,659,439.08	1.01	10.265	717	83.83	17.84
Total:	13,391	$656,215,417.26	100.00%	11.350%	703	96.61%	25.10%

Collateral Characteristics – Aggregate (continued)
Collateral characteristics are listed below as of the Cut-off Date

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Purchase	11,659	$573,038,117.96	87.32%	11.398%	707	97.26%	24.65%
Cash Out Refinance	1,330	67,842,083.92	10.34	11.086	677	91.83	26.83
Rate/Term Refinance	402	15,335,215.38	2.34	10.748	679	93.43	34.19
Total:	13,391	$656,215,417.26	100.00%	11.350%	703	96.61%	25.10%

Occupancy Status
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Primary Home	6,864	$414,681,366.74	63.19%	11.148%	686	97.31%	19.69%
Investment	5,359	185,914,038.26	28.33	11.709	733	94.77	39.26
Second Home	1,168	55,620,012.26	8.48	11.658	728	97.59	18.09
Total:	13,391	$656,215,417.26	100.00%	11.350%	703	96.61%	25.10%

Original Terms to Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1 - 180	8,303	$402,560,441.85	61.35%	11.515%	702	96.54%	22.60%
181 - 240	63	2,175,673.40	0.33	11.637	705	96.41	25.91
241 - 360	5,025	251,479,302.01	38.32	11.083	705	96.72	29.10
Total:	13,391	$656,215,417.26	100.00%	11.350%	703	96.61%	25.10%

Remaining Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1 - 180	8,303	$402,560,441.85	61.35%	11.515%	702	96.54%	22.60%
181 - 240	63	2,175,673.40	0.33	11.637	705	96.41	25.91
241 - 360	5,025	251,479,302.01	38.32	11.083	705	96.72	29.10
Total:	13,391	$656,215,417.26	100.00%	11.350%	703	96.61%	25.10%

Collateral Characteristics – Aggregate (continued)
Collateral characteristics are listed below as of the Cut-off Date

State Distributions (Top 10)
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
CA	1,595	$137,378,698.62	20.94%	11.046%	697	95.93%	12.73%
FL	1,862	89,178,179.86	13.59	11.783	706	96.73	16.83
AZ	1,316	62,975,364.28	9.60	11.404	709	96.74	23.77
TX	1,359	40,905,993.08	6.23	11.103	712	97.78	37.93
NV	585	35,715,509.23	5.44	11.434	698	96.93	18.35
WA	586	29,169,497.52	4.45	11.175	699	97.39	43.03
CO	624	27,644,489.33	4.21	11.167	697	96.85	38.71
VA	435	26,419,969.28	4.03	11.315	693	96.79	24.61
UT	525	20,315,391.23	3.10	11.474	716	97.55	39.59
MD	336	19,230,055.53	2.93	11.034	688	97.16	32.73
Other	4,168	167,282,269.30	25.49	11.480	706	96.32	30.54
Total:	13,391	$656,215,417.26	100.00%	11.350%	703	96.61%	25.10%

Original Combined Loan-to-Value Ratio*
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Less than 60.01%	13	$763,606.18	0.12%	10.460%	680	43.12%	29.30%
60.01 to 70.00%	14	1,297,171.03	0.20	9.349	690	65.88	8.15
70.01 to 80.00%	185	16,911,913.32	2.58	9.218	720	78.56	7.81
80.01 to 85.00%	233	9,880,973.59	1.51	10.075	692	84.05	5.05
85.01 to 90.00%	2,348	90,792,835.76	13.84	11.023	700	89.81	7.50
90.01 to 95.00%	3,021	128,951,837.87	19.65	11.514	713	94.84	15.87
95.01 to 100.00%	7,577	407,617,079.51	62.12	11.499	700	99.94	33.19
Total:	13,391	$656,215,417.26	100.00%	11.350%	703	96.61%	25.10%

*Includes the loan in the securitization and any senior liens.

Collateral Characteristics – Aggregate (continued)
Collateral characteristics are listed below as of the Cut-off Date

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
541 - 560	6	$308,000.83	0.05%	9.657%	556	97.05%	15.37%
561 - 580	17	687,695.86	0.10	11.958	576	99.74	77.79
581 - 600	73	2,827,190.98	0.43	12.557	591	98.74	84.75
601 - 620	98	4,344,699.39	0.66	11.724	614	97.78	63.79
621 - 640	868	44,624,308.82	6.80	12.023	631	97.32	39.64
641 - 660	1,474	75,699,958.59	11.54	11.638	651	97.06	32.75
661 - 680	2,243	111,674,236.43	17.02	11.373	670	96.30	23.49
681 - 700	1,940	107,614,835.49	16.40	11.404	690	96.63	14.07
701 - 720	1,686	87,103,861.92	13.27	11.120	710	96.50	13.72
721 - 740	1,410	66,325,278.43	10.11	11.249	730	96.52	18.14
741 - 760	1,204	55,399,514.39	8.44	11.239	750	96.38	22.05
761 - 780	1,256	52,482,772.94	8.00	11.138	770	96.47	33.68
781 - 800	824	34,325,097.10	5.23	10.980	789	96.66	44.06
801 - 820	289	12,714,621.42	1.94	10.697	807	95.64	47.85
821 - 840	3	83,344.67	0.01	10.997	830	97.97	29.45
Total:	13,391	$656,215,417.26	100.00%	11.350%	703	96.61%	25.10%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Single Family	7,019	$333,677,620.74	50.85%	11.271%	700	96.76%	24.52%
PUD	3,824	208,447,464.64	31.77	11.278	702	96.88	23.49
2-4 Family	1,289	60,053,057.31	9.15	11.765	718	94.88	33.74
Condo	1,256	53,902,192.80	8.21	11.658	709	96.55	25.15
Modular Home	3	135,081.77	0.02	10.368	686	100.00	100.00
Total:	13,391	$656,215,417.26	100.00%	11.350%	703	96.61%	25.10%

Collateral Characteristics – Aggregate (continued)
Collateral characteristics are listed below as of the Cut-off Date

Prepayment Premium Term by Product Type ($)
Amortization Type	No Penalty	1 -12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total
Balloon (Fixed Rate)	$388,970,754.10	$947,319.84	$3,117,951.46	$2,109,893.23	$0.00	$0.00	$395,145,918.63
Fully Amortizing (Fixed Rate)	260,675,012.00	45,765.42	51,282.50	297,438.71	0.00	0.00	261,069,498.63
Total:	$649,645,766.10	$993,085.26	$3,169,233.96	$2,407,331.94	$0.00	$0.00	$656,215,417.26

Prepayment Premium Term by Product Type (%)
Amortization Type	No Penalty	1 -12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total
Balloon (Fixed Rate)	98.44%	0.24%	0.79%	0.53%	0.00%	0.00%	60.22%
Fully Amortizing (Fixed Rate)	99.85	0.02	0.02	0.11	0.00	0.00	39.78
Total:	99.00%	0.15%	0.48%	0.37%	0.00%	0.00%	100.00%

Prepayment Premium Description (Top 5)
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
None	13,296	$649,645,766.10	99.00%	11.354%	703	96.61%	25.12%
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	95	6,569,651.16	1.00	10.954	672	96.83	23.09
Total:	13,391	$656,215,417.26	100.00%	11.350%	703	96.61%	25.10%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Stated	7,654	$397,823,356.21	60.62%	11.560%	699	96.39%	0.00%
Full	3,957	164,715,965.84	25.10	10.882	702	98.54	100.00
No Documentation	1,769	93,323,227.77	14.22	11.285	720	94.14	0.00
Limited	11	352,867.44	0.05	10.058	656	94.66	0.00
Total:	13,391	$656,215,417.26	100.00%	11.350%	703	96.61%	25.10%

Collateral Characteristics – Aggregate (continued)
Collateral characteristics are listed below as of the Cut-off Date

DTI Ratio
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Full Doc Loans:
Not Available	6	$205,678.16	0.03%	10.139%	721	100.00%	100.00%
0.01 to 5.00	3	88,567.77	0.01	10.927	717	100.00	100.00
5.01 to 10.00	11	347,935.57	0.05	10.734	746	98.68	100.00
10.01 to 15.00	39	1,410,350.36	0.21	10.784	748	98.99	100.00
15.01 to 20.00	72	2,983,932.73	0.45	10.786	747	98.19	100.00
20.01 to 25.00	172	5,636,242.11	0.86	11.018	740	98.64	100.00
25.01 to 30.00	316	10,745,638.39	1.64	10.917	724	98.71	100.00
30.01 to 35.00	520	19,458,299.99	2.97	10.982	711	98.48	100.00
35.01 to 40.00	805	33,342,881.86	5.08	10.804	710	97.95	100.00
40.01 to 45.00	1,239	55,008,367.34	8.38	10.768	699	98.77	100.00
45.01 to 50.00	690	31,057,017.25	4.73	11.147	679	98.76	100.00
50.01 to 55.00	69	3,699,336.65	0.56	10.643	671	98.76	100.00
55.01 to 60.00	13	576,444.86	0.09	9.804	679	97.79	100.00
60.01 to 65.00	2	155,272.80	0.02	9.273	675	93.41	100.00
Subtotal (Full Doc):	3,957	$164,715,965.84	25.10%	10.882%	702	98.54%	100.00%

Non-Full Doc Loans:
Not Available	3,095	$173,973,755.43	26.51%	11.261%	715	95.41%	0.00%
0.01 to 5.00	9	367,719.61	0.06	11.586	709	93.61	0.00
5.01 to 10.00	13	359,827.86	0.05	12.316	734	95.94	0.00
10.01 to 15.00	69	2,089,742.41	0.32	11.832	718	94.65	0.00
15.01 to 20.00	139	4,651,585.74	0.71	11.769	720	94.23	0.00
20.01 to 25.00	278	10,280,427.85	1.57	11.734	715	95.33	0.00
25.01 to 30.00	496	19,308,844.04	2.94	11.767	706	95.55	0.00
30.01 to 35.00	938	42,321,578.49	6.45	11.733	700	95.20	0.00
35.01 to 40.00	1,618	83,499,572.78	12.72	11.534	697	96.01	0.00
40.01 to 45.00	2,079	113,952,313.28	17.37	11.548	694	96.99	0.00
45.01 to 50.00	677	39,103,644.26	5.96	11.943	682	96.89	0.00
50.01 to 55.00	21	1,295,865.53	0.20	11.181	682	94.64	0.00
55.01 to 60.00	2	294,574.14	0.04	11.835	719	90.80	0.00
Subtotal (Non-Full Doc):	9,434	$491,499,451.42	74.90%	11.507%	703	95.96%	0.00%

Total:	13,391	$656,215,417.26	100.00%	11.350%	703	96.61%	25.10%

Collateral Characteristics – Aggregate (continued)
Collateral characteristics are listed below as of the Cut-off Date

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
6.501 to 7.000	2	$58,027.09	0.01%	6.875%	688	89.18%	100.00%
7.001 to 7.500	9	450,841.81	0.07	7.323	735	92.43	62.24
7.501 to 8.000	42	1,999,981.06	0.30	7.898	713	92.84	70.96
8.001 to 8.500	176	10,082,282.48	1.54	8.379	732	89.26	55.11
8.501 to 9.000	327	18,616,453.59	2.84	8.850	712	90.18	39.29
9.001 to 9.500	604	31,870,896.19	4.86	9.342	717	93.33	44.59
9.501 to 10.000	1,549	69,250,059.15	10.55	9.824	709	95.82	35.82
10.001 to 10.500	1,275	66,491,622.81	10.13	10.332	708	96.26	29.77
10.501 to 11.000	1,711	86,663,555.43	13.21	10.823	708	96.99	23.94
11.001 to 11.500	1,582	78,498,190.24	11.96	11.345	705	97.12	21.40
11.501 to 12.000	1,612	83,136,354.23	12.67	11.831	698	97.47	22.25
12.001 to 12.500	1,279	70,466,078.44	10.74	12.310	693	97.54	17.25
12.501 to 13.000	949	39,878,803.81	6.08	12.829	703	97.37	20.73
13.001 to 13.500	2,131	91,121,864.32	13.89	13.379	692	98.04	15.16
13.501 to 14.000	142	7,600,439.79	1.16	13.643	668	98.53	13.04
Greater than 14.000	1	29,966.82	0.00	15.000	760	100.00	0.00
Total:	13,391	$656,215,417.26	100.00%	11.350%	703	96.61%	25.10%

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519; Attention: Paul Tedeschi.